CONTRATO DE ARRENDAMIENTO DE FINCAS URBANAS PARA USO DISTINTO A VIVIENDA

I.- PLIEGO DE CLÁUSULAS ESPECIALES

En Madrid, a  1 de octubre de 2019

REUNIDOS

De una parte: TORRE ESPACIO CASTELLANA, S.A.U.,  con NIF A-78917440 y domiciliada en Madrid, Paseo de la Castellana nº 259D, planta 28N; constituida por tiempo indefinido mediante escritura otorgada el 17 de octubre de 1988 ante el Notario de Madrid Don Rafael Ruiz Gallardón, con el nº 2.973 de su protocolo, e inscrita en el Registro Mercantil de Madrid, Libro 0, Folio 102, Tomo 4.667, Hoja M-76714.

Firma en representación de esta Sociedad Don Eduardo Corral Pazos de Provens, como Apoderado de la misma, en uso de las facultades que tiene conferidas a virtud de escritura de Poder de fecha 14 de noviembre de 2016, autorizada por el Notario de Madrid Don Ignacio Manrique Plaza, al nº 3149 de su protocolo.

Domicilio a efectos de notificaciones: en Paseo de la Castellana nº 259D, 51ª planta. 28046-Madrid-

Persona autorizada para recibir comunicaciones: Don Eduardo Corral Pazos de Provens

Correo electrónico: mailto: ecorral@torrespacio.com

Tlfno.: +3491-417.69.30

(A partir de ahora en este contrato denominada el “ARRENDADOR”)

De otra parte:  GRUPO FERROATLANTICA DE SERVICIOS, S.L.U., con NIF B88463260 y domiciliada en Paseo de la Castellana 259-D, Planta 49, 28046, Madrid;  constituida por tiempo indefinido mediante escritura otorgada el 13 de agosto de 2019, ante el Notario de Madrid D. Jaime Recarte Casanova, con el número 4690 de orden de su protocolo. Inscrita en el Registro Mercantil de Madrid, al Tomo 29861, Folio 209, Hoja número M-63610.

Firma en representación de esta Sociedad D. José María Merino Matesanz,  con DNI 01909214F,  como representante legal de la misma,  en virtud de escritura pública otorgada el 13 de agosto de 2019, ante el Notario de Madrid D. Jaime Recarte Casanova, con el número 4693 de orden de su protocolo.

Domicilio a efectos de notificaciones:  Paseo de la Castellana 259-D, Planta 49, 28046, Madrid

Persona autorizada para recibir comunicaciones: Don José María Merino Matesanz

Correo electrónico: mailto: jmmerinom@ferroglobe.com

Tlfno.: +34 915 903 219

(A partir de ahora en este contrato denominada el “ARRENDATARIO”)

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Se reconocen ambas partes la capacidad legal necesaria para formalizar el presente contrato de arrendamiento para uso distinto de vivienda conforme a los siguientes

ANTECEDENTES

I.- Que el ARRENDADOR es dueño en pleno dominio de un edificio de oficinas denominado “Torre Espacio”, que se encuentra debidamente inscrito a su nombre en el Registro de la Propiedad nº 34 de Madrid, al Tomo 1.006, Libro 184, Folio 99, Finca 8.244, Inscripción 4º, sito en Madrid, Paseo de la Castellana, nº 259D.

Le pertenece en virtud de escritura pública de Declaración de Obra nueva otorgada ante el Notario de Madrid Don Jaime Recarte Casanova el 19 de noviembre de 2007, con el nº 4.110 de su protocolo.

II.- Que el edificio “Torre Espacio” tiene una superficie máxima computable sobre rasante de 56.250 m2, dividido en 54 plantas (Planta Baja, tres Entreplantas, 45 Plantas de Oficinas, dos Plantas Mecánicas dobles y una sencilla y Planta Cubierta), más planta de aljibe contra-incendios, más coronación; altura máxima de cornisa de 224 metros sin contar elementos exteriores de comunicaciones; 1.150 plazas de garaje como mínimo, distribuidas en 6 sótanos bajo rasante.

El ARRENDADOR manifiesta que le ha sido concedida por el Excmo. Ayuntamiento de Madrid la licencia de Primera Ocupación y Funcionamiento del Edificio con anterioridad a la fecha de este contrato y, por lo tanto, de la entrega y puesta a disposición al ARRENDATARIO de las fincas arrendadas, quien deberá solicitar y obtener la licencia que ampare el ejercicio de su actividad concreta.

III.-  El edificio en su totalidad está destinado a alquiler a terceros por el ARRENDADOR.

Y, por su parte, el ARRENDATARIO tiene interés en alquilar al ARRENDADOR la planta 45 Norte (en numeración comercial y planta 38 Norte en numeración de obra), identificada como de “Uso Oficina”, con una superficie alquilable aproximada de 578,45  m2 y  10 plazas de aparcamiento ubicadas en el Sótano 6 e identificadas con los números 44 a 53, a.i.

A partir de ahora denominada en este contrato “LAS FINCAS ARRENDADAS” o “LA OFICINA” si se refiere al local arrendado.

A LA OFICINA antes citada le corresponde un coeficiente de participación en los Gastos Comunes del Edificio de 0.96179600% y para las plazas de aparcamiento alquiladas se determinará su participación unitaria en los Gastos Comunes mediante el cociente entre aquellos de los Gastos que sean propios de las plantas de aparcamiento y el número de plazas de aparcamiento existentes.

Este coeficiente se aplicará, salvo pacto en contrario de las partes, sobre el total de gastos y conceptos que se recogerán en cada momento en el Presupuesto Vigente (Anexo nº 3 del PLIEGO DE CLÁUSULAS GENERALES de este Contrato).

Teniendo en cuenta los anteriores antecedentes las partes acuerdan en obligarse conforme a las siguientes

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CLÁUSULAS ESPECIALES

PRIMERA.- OBJETO DEL CONTRATO.-

1.1.- Objeto y compromisos asumidos

El ARRENDADOR cede en arrendamiento al ARRENDATARIO, que lo toma y acepta, LAS FINCAS ARRENDADAS referidas en el ANTECEDENTE III de este contrato, en los términos y condiciones que aquí se recogen.

Es por ello que el ARRENDATARIO, con la firma del presente contrato, se compromete a cumplir con las obligaciones derivadas para él, que consiente y acepta desde este momento y que se recogen a continuación como CLÁUSULAS ESPECIALES o específicas de este contrato y en el PLIEGO DE CLÁUSULAS GENERALES adjunto con respecto a las de carácter común a todos los arrendatarios del edificio citado.

Se adjunta a este contrato planos de las plantas en que se ubican LAS FINCAS ARRENDADAS  (Anexo nº 1).

1.2.- Entrega de LAS FINCAS ARRENDADAS.

La entrega de LA OFICINA se realiza con mamparas y mobiliario, con aseos terminados, falso suelo, con las instalaciones de climatización, protección contra incendios, iluminación, megafonía de emergencia, cuadro eléctrico, terminales de fibra óptica y cobre para voz y datos y control a distancia de persianas e iluminación (este apartado se detalla en la Guía Técnica de Obras Privativas- G.T.O.P.-, que se anexa como documento nº 4 del PLIEGO de CLÁUSULAS GENERALES de este Contrato).

Será de cuenta y riesgo del ARRENDATARIO la obtención de la licencia municipal correspondiente con objeto de poder desarrollar en ésta la actividad propia de su objeto social, con las consecuencias que se prevén para el caso de no obtención de las licencias o retirada de las mismas una vez concedidas, en la Cláusula QUINTA, apartado 5.5.- del PLIEGO DE CLÁUSULAS GENERALES de este contrato.

1.3.- Fecha de entrega oficial

LAS FINCAS ARRENDADAS son entregadas y puestas a disposición del ARRENDATARIO con fecha de este contrato, esto es, 1 de octubre de 2019, sirviendo el presente documento como Acta de Entrega y Recepción de las mismas.

SEGUNDA.-. VIGENCIA DEL CONTRATO. -

2.1.- Plazo inicial

La duración de este contrato se establece por un plazo obligatorio de TRES  (3) AÑOS a contar de fecha a fecha desde la fecha de entrada en vigor del mismo, esto es, hasta el 1 de octubre de 2022.

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2.2.- Exigencia de obligaciones y cómputos de plazos

Este contrato estará vigente y surtirá plenos efectos jurídicos desde el 1 de octubre de 2019.

No obstante, en relación al pago de correspondientes a las FINCAS ARRENDADAS las partes pactan expresamente lo siguiente:

a)	Hasta el 1 de enero de 2020 (período de carencia) no comenzará la obligación de pago de renta ni de Gastos Generales por parte del ARRENDATARIO respecto a la totalidad de las FINCAS ARRENDADAS.

b)	Llegada esa fecha, 1 de enero de 2020 (fin del período de carencia), el ARRENDATARIO comenzará a pagar la renta y Gastos Generales correspondientes a las FINCAS ARRENDADAS.

En todos los demás aspectos de este contrato, incluido especialmente el cómputo a efectos de la revisión de la renta (en las condiciones pactadas en la cláusula Tercera siguiente), la fecha de inicio de las relaciones arrendaticias será la de la fecha de la entrada en vigor de este contrato, esto es, desde el 1 de octubre de 2019.

2.3.- Prórrogas

Transcurrido el plazo anterior de tres años, esto es, llegado el 1 de octubre de 2022, el presente contrato se renovará automáticamente hasta un máximo de tres periodos anuales sucesivos de un año de duración cada uno de ellos, salvo que cualquiera de las partes comunique a la otra su voluntad de no prorrogar el contrato con una antelación mínima de 6 meses a la fecha de vencimiento inicial del contrato o de la prórroga correspondiente, mediante carta certificada con acuse de recibo o por cualquier otro medio que acredite su recepción-.

Consecuentemente, mediada notificación de resolución cualquiera que sea la parte que lo ha instado, el ARRENDATARIO quedará obligado a desalojar LAS FINCAS ARRENDADAS y ponerlas a la total y libre disposición del ARRENDADOR el día previsto en la citada notificación (que coincidirá con el día previsto en este contrato como el de vencimiento del plazo inicial o de la prórroga correspondiente) y si ninguna de las partes ejerciera su derecho o no lo ejercitare en tiempo y forma, el contrato se entenderá plenamente vigente hasta la nueva fecha de vencimiento de la prórroga automática.

Definido este régimen optativo de renovación y de conformidad con lo establecido en la legislación aplicable, al presente contrato no le será de aplicación, por acuerdo expreso de las partes, régimen legal de prórroga alguno y, en concreto, no será en ningún caso aplicable la institución civil de la tácita reconducción prevista en el artículo 1.566 del Código Civil, ni será preciso requerimiento ni notificación alguna del ARRENDADOR al ARRENDATARIO.

2.4.- Retraso en la devolución de LAS FINCAS ARRENDADAS

Expirado el plazo por el que se pacta el arrendamiento o el de sus prórrogas, el contrato se extinguirá de pleno derecho, excepto en lo relativo a la obligación de satisfacer cualesquiera derechos económicos existentes entre las partes en virtud del contrato y, en particular, de la obligación del ARRENDADOR de devolver al ARRENDATARIO las cantidades abonadas en concepto de fianza en los términos acordados.

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Consecuentemente, el ARRENDATARIO deberá proceder a la devolución al ARRENDADOR de las llaves y la libre posesión y disposición de LAS FINCAS ARRENDADAS objeto del mismo, quedando requerido desde este momento a los efectos de lo dispuesto en el artículo 1.566 del Código Civil y advertido de que el incumplimiento de esta obligación llevará consigo, como cláusula penal o de pena acumulativa, la obligación de indemnizar al ARRENDADOR con la cantidad equivalente al doble de la última renta mensual exigible, calculada “prorrata temporis” con respecto al periodo de tiempo que tarde en desalojar, contado a partir de la fecha de extinción o, en su caso, de la fecha en que se declare judicialmente la misma y sin perjuicio de las acciones que procedan para exigir ésta judicialmente.

El resto de las condiciones en que debe realizarse dicha devolución de LAS FINCAS ARRENDADAS, aplicables también a la resolución del contrato por cualquier causa, ha sido recogido en la CLÁUSULA DÉCIMA del PLIEGO DE CLÁUSULAS GENERALES de este Contrato.

2.5.- Pacto esencial

El presente arrendamiento se ha convenido teniendo especialmente en consideración la duración pactada, dado que la misma es un elemento esencial en el desarrollo del proyecto de explotación del Edificio.

Es por ello que, en el supuesto de que el Contrato se vea resuelto antes del vencimiento pactado, por cualquier causa imputable al ARRENDATARIO, nacerá el derecho del ARRENDADOR a una indemnización, que se acuerda como cláusula penal y sin necesidad de acreditar las pérdidas y daños, tal y como acepta expresamente como justo el ARRENDATARIO y que, por pacto expreso entre las partes, no será modulable judicialmente, por un importe equivalente a SEIS  (6) meses de renta, los Gastos Generales y cargas vigentes en el mes en que se produce la resolución.

No obstante lo anterior, si en la fecha de la resolución el período que reste, con respecto al acordado por las partes como de vigencia del contrato, fuera inferior a seis meses, la cláusula penal coincidirá con el importe equivalente a la renta, Gastos Generales y cargas vigentes en el mes en que se produce la resolución, multiplicada por el tiempo que reste hasta la extinción de la vigencia del contrato, siempre que el ARRENDATARIO haya preavisado al ARRENDADOR con, al menos, seis meses de anticipación.

En caso de que el ARRENDATARIO no realice el preaviso correspondiente en los términos previstos en el párrafo anterior, la cláusula penal tendrá en todo caso un importe equivalente a SEIS (6) meses de renta,  Gastos Generales y cargas vigentes en el mes en que se produce la resolución.

TERCERA.- REVISIÓN DE LA RENTA.-

3.1.- Criterios de revisión ordinaria (I.P.C.)

Las revisiones de la renta se producirán conforme a los siguientes criterios:

1º.- La renta pactada será actualizada el 31 de enero de cada año de los de vigencia pactada del contrato (produciéndose la primera revisión el 31 de enero de 2021), aplicando a la renta anual las siguientes correcciones al alza:

Con carácter general, se aplicará la variación porcentual, positiva, experimentada por el Índice General del Sistema de Índices de Precios al Consumo (que fije el Instituto Nacional de Estadística u Organismo que le sustituya) para el Conjunto Nacional Total (Índice General) en el período de doce meses inmediatamente anterior

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al 1 de enero de cada año en que se actualice la renta, es decir, la variación porcentual del Índice General Nacional en un año contado éste desde el 31 de diciembre del año anterior a aquel en que la renta es objeto de revisión, al 31 de diciembre de dos años antes.

2º.- La renta así actualizada será aplicable a partir del mes de febrero (éste incluido) del año de que se trate.

3º.- Si en dicha fecha no se conociese el índice corrector debido a un retraso en su publicación, el ARRENDADOR queda facultado para practicar revisiones provisionales o a cuenta aplicando índices provisionales si se conociesen y si no se conociesen, a girar recibos con carácter provisional en base a la renta vigente en ese momento, liquidando los incrementos o disminuciones que correspondan a los meses transcurridos, mediante recibo complementario, una vez que dichos índices sean publicados.

4º.- En los dos casos anteriores (revisiones sobre índices provisionales o en base a la renta vigente), la revisión provisional así practicada se considerará plenamente válida, vigente y definitiva, salvo el derecho de cualquiera de las partes, dentro de los seis (6) meses siguientes a la fecha de su entrada en vigor de instar su exacto cálculo por aplicación de los índices oficiales definitivos que se hayan publicado.

5º.- Si por cualquier causa dejaran de publicarse los índices de Precios al Consumo por el Instituto Nacional de Estadística, o por otro organismo que pudiera haber asumido sus funciones, aquellos serán sustituidos por los índices que los reemplacen; o en su defecto, por otras publicaciones o datos oficiales que recojan las variaciones del coste de la vida; o en otro caso, por Sentencia de los Tribunales a la demanda del más diligente.

3.2.- Revisión según renta de mercado

Cláusula sin contenido para este contrato.

3.3.- Renta base sobre la que se calculan las revisiones. Acumulación

Las revisiones tendrán carácter acumulativo, de suerte tal que la primera revisión se efectuará tomando como base la renta inicialmente convenida y para las sucesivas la renta revalorizada (renta+incrementos) o minusvalorizada (renta-disminuciones) como consecuencia de las actualizaciones precedentes.

3.4.- Notificación vinculante

A los efectos de revalorización de la renta, las partes convienen que tendrá plena eficacia vinculante (salvo errores materiales en el cálculo) la notificación que practique el ARRENDADOR por escrito dirigido al ARRENDATARIO (para la revisión por aplicación del I.P.C.), en el mes anterior a aquel en que la revalorización de la renta haya de surtir efecto (en el mes de enero).

3.5.- Retraso en aplicar la revisión

En ningún caso, la demora, retraso o tardanza en la aplicación de dicha actualización implicará la pérdida o renuncia del derecho del ARRENDADOR a practicar la misma.

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3.6.- Pacto esencial

Los pactos anteriores referentes a la revisión de la renta constituyen condición esencial y determinante del presente Contrato, sin los cuales el ARRENDADOR no habría otorgado, lo que el ARRENDATARIO reconoce y acepta expresamente.

En consecuencia, las partes hacen constar expresamente que la revisión será procedente y se practicará tanto durante la vigencia contractual como, en su caso, en los supuestos de prórroga que pudieran pactarse expresamente.

Cuarta.- FIANZA.- GARANTÍAS ADICIONALES.-

4.1.- Fianza

El ARRENDATARIO entrega en este acto al ARRENDADOR el importe de TREINTA Y SEIS MIL NOVECIENTOS CINCUENTA EUROS CON DIEZ CÉNTIMOS DE EURO  (36.950,10€), que se corresponde con el de dos mensualidades de renta inicial pactada en este contrato, cantidad que será depositada en la Administración Autonómica o ente público que la Ley determine, hasta la finalización del Contrato, en concepto de fianza legal prevista en el artículo 36.1 de la vigente Ley de Arrendamiento Urbanos, Ley 29/1994, de 24 de noviembre.

4.2.- Condiciones por las que se rige la fianza

La fianza entregada se regirá por las siguientes condiciones:

1º.- Durante el periodo de vigencia inicial del CONTRATO la fianza legal no estará sujeta a actualización, pero transcurrido dicho período, es decir, en la fecha de comienzo de la primera prórroga automática,  la fianza se actualizará de tal forma que su importe coincida con el de dos (2) mensualidades de la Renta vigente en ese momento.

2º.- La prestación de fianza no exime al arrendatario del pago de la renta o cantidades asimiladas, ni podrá en consecuencia, imputar aquella al pago de esta.

3º.- La fianza señalada servirá para responder del cumplimiento de las obligaciones del ARRENDATARIO y será devuelta, en su caso, al finalizar el presente contrato, siempre que no esté sujeto a las responsabilidades correspondientes y sin que la misma represente límite a dicha responsabilidad.

4º.- Sesenta (60) días antes de la fecha de terminación del contrato por cualquier causa, el ARRENDADOR realizará una primera visita a LAS FINCAS ARRENDADADAS a los efectos de examinar las mismas y sus instalaciones. Ambas partes suscribirán en dicho momento un Acta en la cual se detallarán las obras que el ARRENDATARIO debe realizar a su costa a los efectos de proceder a la devolución de LAS FINCAS ARRENDADAS en el estado en que se establece en este contrato.

Asimismo, quince (15) días antes de la terminación del contrato, el ARRENDADOR realizará una segunda visita a LAS FINCAS ARRENDADAS a los efectos de comprobar que se han realizado las obras recogidas en el Acta referida en el párrafo anterior, o bien para dejar constancia de las obras que quedan pendientes de realizar o subsanar, suscribiendo las partes a tales efectos una nueva Acta.

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Finalmente, el día de terminación del contrato las partes suscribirán un acta de restitución de LAS FINCAS ARRENDADAS a los efectos de acreditar su devolución al ARRENDADOR y el estado de las mismas.

En caso de que llegada dicha fecha LAS FINCAS ARRENDADAS sean devueltas al ARRENDADOR sin haberse efectuado todas las obras de restitución necesarias, el ARRENDADOR las ejecutará a cargo del ARRENDATARIO, descontando su importe, en primer término, de la fianza entregada.

5º.- En este último supuesto, es decir, si el ARRENDADOR no pudiera disponer libremente de LAS FINCAS ARRENDADAS por estar realizando obra de restitución necesarias a cuenta del ARRENDATARIO, se establece como cláusula penal expresa que éste deberá pagar al ARRENDADOR por la no disponibilidad de LAS FINCAS ARRENDADAS, una cantidad igual al doble de la última renta diaria vigente hasta que se produzca la total reparación de los desperfectos y deterioros y se hayan efectuado las obras necesarias para devolver LAS FINCAS ARRENDADAS a su estado inicial o al establecido por el ARRENDADOR, según lo recogido en la CLÁUSULA DÉCIMA del PLIEGO DE CLÁUSULAS GENERALES de este Contrato.

4.3.- Garantía adicional

Cláusula sin contenido para este contrato.

QUINTA.-  RENTA.- DOMICILIACIÓN DE PAGOS.- DEMORA.-

5.1.- Renta

Se estipula en la cantidad anual de DOSCIENTO VEINTIÚN MIL SETECIENTOS EUROS CON SESENTA CÉNTIMOS DE EURO (221.700,60 €), pagadera por mensualidades de DIECIOCHO MIL CUATROCIENTOS SETENTA Y CINCO EUROS  (18.475,05€), anticipadamente y dentro de los cinco primeros días de cada mes natural.

De dicha mensualidad, la cantidad de 16.775,05 € se corresponde con la renta mensual de LA OFICINA  (578,45m2 x 29 Euros/m2) y la de 1.700,00 € con la de las plazas de aparcamiento alquiladas (170 € cada una de ellas).

5.2.- Cantidades asimiladas

Asimismo, el ARRENDATARIO deberá satisfacer en el mismo plazo en concepto de cantidades asimiladas a la renta los Gastos Generales correspondientes a LAS FINCAS ARRENDADAS y que se concretan en la cantidad mensual de 7,00 €/m2 por LA OFICINA y de 22,00 €/plaza por las plazas de aparcamiento, lo que determina una cantidad inicial mensual total a pagar de CUATRO MIL DOSCIENTOS SESENTA Y NUEVE EUROS CON QUINCE CÉNTIMOS DE EURO (4.269,15 €) a razón de:

- Para LA OFICINA:  4.049,15 € mensuales.

- Para las 10 plazas de aparcamiento: 220,00 € mensuales.

Estás cantidades serán actualizadas anualmente al alza de acuerdo con la variación positiva experimentada por el IPC en las mismas condiciones que la renta, siendo de aplicación a estos efectos lo dispuesto en la Cláusula Tercera de este documento.

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El presente sistema de cálculo para el pago por parte del ARRENDATARIO de los Gastos Generales sustituye al sistema previsto en la Cláusula 6.1- “Gastos Generales” del Pliego de Cláusulas Generales del CONTRATO, relativo a la aplicación de una cuota de participación sobre el Presupuesto vigente en cada momento, el cual queda sin efectos para este contrato.

Adicionalmente, el ARRENDATARIO deberá satisfacer al ARRENDADOR todas aquellas otras cantidades que deba, en su caso, como consecuencia de la aplicación de lo recogido en el presente contrato, como los consumos o gastos derivados del uso de ciertos servicios extraordinarios prestados a LA OFICINA fuera del horario habitual, recogidos en la CLÁUSULA QUINTA apartado 5.6.- del PLIEGO DE CLÁUSULAS GENERALES de este contrato.

5.3.- Retención

EL ARRENDADOR justificará al ARRENDATARIO el cumplimiento de requisitos legalmente exigidos para no estar obligado este último a practicar la retención en los términos previstos en el art. 61 i) 3º del Reglamento del Impuesto sobre Sociedades (RD 634/2015, de 10 de julio), en caso contrario, el ARRENDATARIO retendrá el porcentaje de la renta mensual que en cada momento se establezca, procediendo a su declaración e ingreso a cuenta en los plazos legalmente fijados.

El ARRENDATARIO, en este caso, deberá enviar copia al ARRENDADOR de cada declaración e ingreso a cuenta que realice dentro de los diez días siguientes a su presentación.

5.4.- Domiciliación

Para facilitar el cobro de la renta, gastos, impuestos y, en general, de cualquier cantidad adeudada por el ARRENDATARIO al ARRENDADOR en virtud del presente Contrato, las partes convienen que la renta sea abonada por el ARRENDATARIO mediante el pago del recibo que le será presentado al cobro por el ARRENDADOR, por lo que el ARRENDATARIO autoriza expresa e irrevocablemente al ARRENDADOR para que puedan cargar todas las cantidades que se le adeudaran, a su vencimiento, en la cuenta corriente que se designa en la Orden de Domiciliación que se adjunta como Anexo nº 2 a este Contrato y que el ARRENDATARIO designa en este acto:

Entidad: CAIXABANK

Cuenta nº: ES70 2100 2931 96 0200674535

Dirección: Pº de la Castellana, 51 – 28046 MADRID

Esta cuenta bancaria designada tendrá el carácter de domicilio de pago únicamente en tanto exista en la cuenta provisión de fondos suficiente, y el ARRENDADOR no haga uso de su derecho de cobro en otra forma distinta, de conformidad con lo dispuesto en el último párrafo del presente apartado.

El impago total o parcial durante la vigencia del contrato de uno cualesquiera de los recibos domiciliados bancariamente exonerará al ARRENDADOR, de forma automática y sin necesidad de requerimiento alguno al ARRENDATARIO, en evitación de gastos, de presentar al cobro los recibos domiciliados en la entidad bancaria o de ahorro.

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Si el ARRENDATARIO deseara cambiar de domiciliación bancaria, deberá remitir al ARRENDADOR, por cualquier medio válido en Derecho que acredite su recepción, un nuevo impreso de domiciliación cumplimentado y firmado, con al menos quince (15) días naturales de antelación al devengo del pago más próximo.

La autorización de domiciliación dada por el ARRENDATARIO al ARRENDADOR constituye una cláusula esencial del presente Contrato. En consecuencia, cualquier obstaculización del ARRENDATARIO a dicha domiciliación o cualquier incumplimiento a este respecto, facultarán al ARRENDADOR para resolver el Contrato.

En todo caso el Arrendador se reserva el derecho a  fijar cualquier otro sistema de pago, previa notificación al ARRENDATARIO con una antelación mínima de quince (15) días naturales con respecto al devengo del pago más próximo.

5.5.- I.V.A.

Sobre la renta vigente, las cantidades asimiladas y las que resulten en cada momento como consecuencia de los pagos a realizar por el ARRENDATARIO en aplicación de lo pactado en este contrato, el ARRENDADOR repercutirá el Impuesto sobre el Valor Añadido (IVA), según la normativa del citado impuesto o el que pueda sustituirle en su día, obligándose el ARRENDATARIO a asumir cualquier cambio que se produzca en el desarrollo de dicha normativa en lo sucesivo.

5.6.- Incumplimiento

En el caso de que el ARRENDATARIO incumpliese la obligación de pago de precio de alquiler y/o de las cantidades asimiladas, dentro de los cinco días primeros de cada mes, el ARRENDADOR queda plenamente facultado para resolver el contrato e iniciar, en su caso, el procedimiento judicial, bien de desahucio por falta de pago de dicho precio o bien de reclamación de cantidad.

Expresamente se conviene que el simple retraso en el pago de cualquier obligación económica derivada del presente Contrato, por cualquier concepto (renta, cantidades asimiladas, etc.), devengará intereses de demora en favor del ARRENDADOR por importe equivalente al tipo del interés legal del dinero incrementado en tres (3) puntos.

La estipulación de interés de demora no implica autorización o facultad alguna de retraso en los pagos convenidos; por ello, la exigencia del interés no impedirá, en cualquier momento, el ejercicio del derecho del ARRENDADOR a la resolución del Contrato por falta de pago.

El devengo de los intereses se producirá desde el momento en que debieron efectuarse los pagos conforme a contrato, sin necesidad de requerimiento alguno por parte del ARRENDADOR, al que el ARRENDATARIO renuncia expresamente.

5.7.- Imputación de cantidades

Si existieran varios débitos vencidos del ARRENDATARIO frente al ARRENDADOR, este último queda facultado para determinar libremente el débito a cuyo pago se aplicará cada una de las cantidades que reciba del ARRENDATARIO. A tal efecto, el ARRENDATARIO renuncia expresamente a favor del ARRENDADOR a la imputación prevista en los artículos 1172 a 1174 del Código Civil.

SEXTA.- MISCELÁNEA.-

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6.1.- Se hace constar expresamente que el orden de aplicación y prioridad en la interpretación en caso de discrepancias entre los diversos documentos que integran el presente contrato de arrendamiento será el siguiente:

1º.- PLIEGO DE CLÁUSULAS ESPECIALES.

2º.- PLIEGO DE CLÁUSULAS GENERALES.

3º.- Anexo nº 1 del PLIEGO DE CLÁUSULAS ESPECIALES (Plano de la finca arrendada).

4º.- El resto de Anexos correspondientes a uno y otro Pliego.

6.2.- Se hace constar que el ARRENDATARIO declara que conoce y ha leído los anexos que a continuación se listan y que se entregan en formato digital (pdf) en CD aparte.

ANEXOS CORRESPONDIENTES AL PLIEGO DE CLÁUSULAS GENERALES:

Anexo 1: REGLAMENTO DE RÉGIMEN INTERNO.

Anexo 2: PLAN DE AUTOPROTECCIÓN.

Anexo 3: PRESUPUESTO.

Anexo 4: GUIA TÉCNICA DE OBRAS PRIVATIVAS.

SéPTima.- TRADUCCIONES.-

Se podrán realizar traducciones a otros idiomas del contenido de este contrato y sus anexos a efectos meramente informativos, por lo que, en cualquier caso, únicamente la versión española debidamente rubricada gozará de plena validez y eficacia entre las partes contratantes.

OCTAVA.- CERTIFICADO DE EFICIENCIA ENERGÉTICA

En cumplimiento de lo dispuesto en el Real Decreto 235/2013, de 5 de abril, por el que se aprueba el procedimiento básico para la certificación de la eficiencia energética de los edificios, se hace constar que se ha puesto a disposición del ARRENDATARIO el correspondiente certificado de eficiencia energética, emitido por técnico competente, del cual se acompaña copia como anexo nº 3.

Y en prueba de conformidad con cuanto antecede, las partes firman el presente contrato por duplicado y a un solo efecto, en el lugar y fecha del encabezamiento, formando parte inseparable del mismo sus anexos y, especialmente el PLIEGO DE CLÁUSULAS GENERALES de este contrato de arrendamiento, a las partes se remiten para evitar innecesarias repeticiones, en todo lo no expresamente recogido en este documento.

EL ARRENDADOR EL ARRENDATARIO

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